www.aviatnetworks.com

Aviat Networks Announces Fiscal 2021 First Quarter Financial Results

Total Revenue of $66.3 million, up 13.1% Year-Over-Year
Adjusted EBITDA of $8.4 million; Up 103% Year-Over-Year

AUSTIN, Texas, Nov 5, 2020 -- Aviat Networks, Inc. (“Aviat Networks,” “Aviat,” or the “Company”), (NASDAQ: AVNW), the leading expert in wireless transport solutions, reported today financial results for its fiscal 2021 first quarter ended October 2, 2020.

First Quarter Highlights

•The Company continues to execute across all key long-term focus areas driving improving sales, operational efficiencies, cost reductions and improved product mix and record profitability.

•Recognized benefits from cost savings and restructuring initiatives; GAAP operating expenses decreased by 15.9% and non-GAAP operating expenses decreased by 11.9% year-over-year.

First Quarter Financial Highlights

•Total Revenues: $66.3 million, +13.1% from same quarter last year
◦North America: $45.5 million +14.4%; Driven by private network business
◦International: $20.8 million, +10.3%; Returns to growth, primarily driven by Latin America/Asia Pacific

•GAAP Results: Gross Margin 36.6%; Operating Expenses $17.7 million; Operating Income $6.6 million, Net Income $5.9 million; Net Income per diluted share $1.07

•Non-GAAP Results: Adjusted EBITDA $8.4 million; Gross Margin 36.7%; Operating Expenses $17.2 million; Operating Income $7.1 million; Net Income $6.9 million; Net Income per diluted share $1.24

•Net Cash: $36.2 million, +$3.6 million from prior sequential quarter; No loan or other debt outstanding at quarter end

•Introduces Fiscal 2021 Guidance: Currently expects Full Year Fiscal 2021 Revenue of $245 million to $255 million and Adjusted EBITDA Guidance of $18 million to $22 million.

“This was a very strong quarter for Aviat, a quarter where our continued execution across our key long-term focus areas yielded positive results across the business, including record profitability,” said Peter Smith, President and Chief Executive Officer of Aviat. “We saw improved sales driven by 5G rollouts with wins for our multi-band transport solution for 5G, the industry’s simplest multi-band offering which lowers a customer’s total cost of ownership by reducing microwave spectrum costs, as well as continued demand for mission critical networks and rural broadband connectivity. We benefited from increased software sales, including our Frequency Assurance Software (FAS), a unique and proprietary software system for interference monitoring and analysis, and recently released our extra high power, mission critical radio into the US Federal market, allowing us to expand business in this important and growing segment.”

Mr. Smith concluded: “We continue to strive to demonstrate consistency and improvements in our performance by being laser focused on four key areas; increasing revenue, capturing value of Aviat’s differentiation, driving out costs, and ultimately, increasing overall shareholder value. This quarter, we again demonstrated that we are executing on these initiatives as part of our new long-term strategy, and that those efforts are leading to improved financial and operational performance. We plan on maintaining this momentum and continuing to capitalize on the opportunities where we can deliver value to our customers and our shareholders.”

Fiscal 2021 First Quarter Comparisons

Revenues
The Company reported total revenues of $66.3 million for its fiscal 2021 first quarter, compared to $58.6 million in the comparable fiscal 2020 period, an increase of $7.7 million or 13.1%. North America revenue of $45.5 million increased by $5.7 million or 14.4%, compared to $39.8 million in the comparable fiscal 2020 period. International revenue was of $20.8 million and returned to growth from $18.8 million in the comparable fiscal 2020 period.

Gross Margins
In the fiscal 2021 first quarter, the Company reported GAAP gross margin of 36.6% and non-GAAP gross margin of 36.7%. This compares to GAAP gross margin of 38.5% and non-GAAP gross margin of 38.6% in the comparable fiscal 2020 period.

Operating Expenses
GAAP total operating expenses for the fiscal 2021 first quarter were $17.7 million, compared to $21.0 million in the comparable fiscal 2020 period, a decrease of $(3.4) million or (15.9)%. Non-GAAP total operating expenses, excluding the impact of restructuring charges and share-based compensation, for the fiscal 2021 first quarter were $17.2 million, compared to $19.5 million in the comparable fiscal 2020 period, a decrease of $(2.3) million or (11.9)%. Both GAAP and non-GAAP operating expenses decreased primarily due to costs saving initiatives implemented in the second half of fiscal 2020.

Operating Income
The Company reported GAAP operating income of $6.6 million for the fiscal 2021 first quarter, compared to a GAAP operating income of $1.5 million in the comparable fiscal 2020 period, a $5.0 million year-over-year improvement. On a non-GAAP basis, the Company reported operating income of $7.1 million for the fiscal 2021 first quarter, compared to $3.1 million in the comparable fiscal 2020 period, a $4.0 million year-over-year improvement.

Net Income / Net Income Per Share
The Company reported GAAP net income of $5.9 million in the fiscal 2021 first quarter or GAAP net income per share of $1.07. This compared to a GAAP net income of $0.1 million or GAAP net income per share of $0.01 in the fiscal 2020 first quarter. On a non-GAAP basis, the Company reported net income of $6.9 million or a non-GAAP net income per share of $1.24, compared to a non-GAAP net income of $2.9 million or non-GAAP net income per share of $0.52 in the comparable fiscal 2020 period.

Adjusted EBITDA
Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) for the fiscal 2021 first quarter was $8.4 million, compared to $4.1 million in the comparable fiscal 2020 period, a year-over-year improvement of $4.2 million or 103%.

Balance Sheet Highlights
The Company reported cash and cash equivalents as of $36.2 million as of October 2, 2020, compared to $41.6 million as of July 3, 2020. During the fiscal 2021 first quarter the Company repaid $9.0 million borrowing under its credit facility. The Company’s net cash and cash equivalents was $36.2 million as of October 2, 2020, compared to net cash of $32.6 million as of July 3, 2020, an increase of $3.6 million. The Company anticipates its net cash position will improve throughout the remainder of the fiscal year, subject to customer timing delays, which may occur from time to time based on historical trends.

Conference Call Details
Aviat Networks will host a conference call at 5:00 p.m. Eastern Time (ET) today, November 5, 2020, to discuss its financial and operational results for the fiscal 2021 first quarter. Participating on the call will be Peter Smith, President and Chief Executive Officer, Eric Chang, Chief Financial Officer and Keith Fanneron, Vice President Global Finance and Investor Relations. Following management's remarks, there will be a question and answer period.

To listen to the live conference call, please dial toll-free (US/CAN) 866-465-7577 or toll-free (INTL) 786-815-8431, conference ID: 9844037. We ask that you dial-in approximately 10 minutes prior to the start time. Additionally, participants are invited to listen via webcast, which will be broadcasted live and via replay approximately two hours after the call is completed at http://investors.aviatnetworks.com/events-and-presentations/events.

About Aviat Networks
Aviat Networks, Inc. is the leading expert in wireless transport solutions and works to provide dependable products, services and support to its customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 70 years, the experts at Aviat have delivered high-performance products, simplified operations, and the best overall customer experience. Aviat Networks is headquartered in Austin, Texas. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.

Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including Aviat’s beliefs and expectations regarding business conditions, new product solutions, customer positioning, revenue, future orders, bookings, new contracts, cost structure, operating income, profitability in fiscal 2021, process improvements, realignment plans and review of strategic alternatives. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat and trends in revenue, and other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•the impact of COVID-19 on our business, operations and cash flows;
•continued price and margin erosion as a result of increased competition in the microwave transmission industry;
•the impact of the volume, timing, and customer, product, and geographic mix of our product orders;
•our ability to meet financial covenant requirements which could impact, among other things, our liquidity;
•the timing of our receipt of payment for products or services from our customers;
•our ability to meet projected new product development dates or anticipated cost reductions of new products;
•our suppliers’ inability to perform and deliver on time as a result of their financial condition, component shortages, the effects of COVID-19 or other supply chain constraints;
•customer acceptance of new products;
•the ability of our subcontractors to timely perform;
•continued weakness in the global economy affecting customer spending;
•retention of our key personnel;

•our ability to manage and maintain key customer relationships;
•uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;
•our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;
•the results of our restructuring efforts;
•the ability to preserve and use our net operating loss carryforwards;
•the effects of currency and interest rate risks;
•the effects of current and future government regulations, including the effects of current restrictions on various commercial and economic activities in response to the COVID-19 pandemic;
•general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States and other countries where we conduct business;
•the conduct of unethical business practices in developing countries;
•the impact of political turmoil in countries where we have significant business;
•the impact of tariffs, the adoption of trade restrictions affecting our products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; and
•our ability to implement our stock repurchase program or that it will enhance long-term stockholder value.

For more information regarding the risks and uncertainties for Aviat’s business, see "Risk Factors" in Aviat’s Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on August 27, 2020 as well as other reports filed by Aviat with the SEC from time to time. Aviat undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:
Keith Fanneron
Vice President Global Finance & Investor Relations
Phone (408)-941-7128
Email: keith.fanneron@aviatnet.com

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2021 First Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	October 2, 2020	September 27, 2019
Revenues:
Revenue from product sales	$44,464	$36,594
Revenue from services	21,826	22,020
Total revenues	66,290	58,614
Cost of revenues:
Cost of product sales	27,909	20,822
Cost of services	14,132	15,236
Total cost of revenues	42,041	36,058
Gross margin	24,249	22,556
Operating expenses:
Research and development expenses	4,847	5,216
Selling and administrative expenses	12,837	14,644
Restructuring charges	—	1,177
Total operating expenses	17,684	21,037
Operating income	6,565	1,519
Interest income	36	86
Interest expense	(1)	(3)
Income before income taxes	6,600	1,602
Provision for income taxes	664	1,548
Net income	$5,936	$54

Net income per share of common stock outstanding:
Basic	$1.10	$0.01
Diluted	$1.07	$0.01
Weighted-average shares outstanding:
Basic	5,411	5,347
Diluted	5,546	5,530

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2021 First Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	October 2, 2020	July 3, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$36,226	$41,618
Accounts receivable, net	45,027	44,661
Unbilled receivables	31,295	28,085
Inventories	14,356	13,997
Customer service inventories	1,303	1,234
Other current assets	9,751	10,355
Total current assets	137,958	139,950
Property, plant and equipment, net	16,562	16,911
Deferred income taxes	12,548	12,799
Right of use assets	2,912	3,474
Other assets	6,793	6,667
Total long-term assets	38,815	39,851
TOTAL ASSETS	$176,773	$179,801
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$31,720	$31,995
Accrued expenses	24,262	26,920
Short-term lease liabilities	1,027	1,445
Advance payments and unearned revenue	25,233	21,872
Short-term debt	—	9,000
Restructuring liabilities	1,835	2,738
Total current liabilities	84,077	93,970
Unearned revenue	8,182	8,142
Long-term lease liabilities	2,147	2,303
Other long-term liabilities	316	401
Reserve for uncertain tax positions	5,644	5,759
Deferred income taxes	510	545
Total liabilities	100,876	111,120
Commitments and contingencies
Equity:
Preferred stock	—	—
Common stock	54	54
Additional paid-in-capital	815,203	814,337
Accumulated deficit	(724,805)	(730,741)
Accumulated other comprehensive loss	(14,555)	(14,969)
Total equity	75,897	68,681
TOTAL LIABILITIES AND EQUITY	$176,773	$179,801

AVIAT NETWORKS, INC.
Fiscal Year 2021 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating income, provision for or benefit from income taxes, net income, diluted net income per share, and adjusted income before interest, tax, depreciation and amortization (Adjusted EBITDA), adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2021 First Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	October 2, 2020	% of Revenue	September 27, 2019	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$24,249	36.6%	$22,556	38.5%
Share-based compensation	72		44
Non-GAAP gross margin	24,321	36.7%	22,600	38.6%

GAAP research and development expenses	$4,847	7.3%	$5,216	8.9%
Share-based compensation	(40)		(27)
Non-GAAP research and development expenses	4,807	7.3%	5,189	8.9%

GAAP selling and administrative expenses	$12,837	19.4%	$14,644	25.0%
Share-based compensation	(459)		(336)
Non-GAAP selling and administrative expenses	12,378	18.7%	14,308	24.4%

GAAP operating income	$6,565	9.9%	$1,519	2.6%
Share-based compensation	571		407
Restructuring charges	—		1,177
Non-GAAP operating income	7,136	10.8%	3,103	5.3%

GAAP income tax provision	$664	1.0%	$1,548	2.6%
Adjustment to reflect pro forma tax rate	(364)		(1,248)
Non-GAAP income tax provision	300	0.5%	300	0.5%

GAAP net income	$5,936	9.0%	$54	0.1%
Share-based compensation	571		407
Restructuring charges	—		1,177
Adjustment to reflect pro forma tax rate	364		1,248
Non-GAAP net income	$6,871	10.4%	$2,886	4.9%

	Three Months Ended
	October 2, 2020	% of Revenue	September 27, 2019	% of Revenue
	(In thousands, except percentages and per share amounts)

Diluted net income per share:
GAAP	$1.07		$0.01
Non-GAAP	$1.24		$0.52

Shares used in computing diluted net income per share
GAAP	5,546		5,530
Non-GAAP	5,546		5,530

Adjusted EBITDA:
GAAP net income	$5,936	9.0%	$54	0.1%
Depreciation and amortization of property, plant and equipment	1,254		1,038
Interest income, net	(35)		(83)
Share-based compensation	571		407
Restructuring charges	—		1,177
Provision for income taxes	664		1,548
Adjusted EBITDA	$8,390	12.7%	$4,141	7.1%
_____________________________________________________
(1)     The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP net income excluded share-based compensation, and other non-recurring charges (recovery). Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from the GAAP net income. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2021 First Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended
	October 2, 2020	September 27, 2019
	(In thousands)
North America	$45,499	$39,767
International:
Africa and the Middle East	10,571	10,593
Europe and Russia	2,262	3,407
Latin America and Asia Pacific	7,958	4,847
	20,791	18,847
Total revenue	$66,290	$58,614